EXHIBIT 99.1

PRESS RELEASE	September 25, 2019

Century Casinos, Inc. Receives Approval from West Virginia Lottery Commission for Acquisition of Mountaineer Casino, Racetrack and Resort

Colorado Springs, CO – September 25, 2019 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) (“Century Casinos”  or the “Company”), announced today that it has received approval from the West Virginia Lottery Commission to acquire the Mountaineer Casino, Racetrack and Resort (“Mountaineer”) from Eldorado Resorts, Inc. (“Eldorado Resorts”).

“We are very excited to be expanding into West Virginia,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos, remarked. “Mountaineer is a great addition to our portfolio and will be our third racetrack and casino property. We look forward to working with the staff and community to continue the current success at Mountaineer into the future,” Haitzmann and Hoetzinger concluded.

Mountaineer is a hotel, casino, entertainment and live thoroughbred horse racing facility located in New Cumberland, West Virginia, one hour from downtown Pittsburgh, Pennsylvania. The property originally opened in 1951 with the casino opening in 1994 and features a 357-room hotel, approximately 1,486 slot machines, 36 table games, a poker room, a racetrack and five dining venues.

In June 2019, the Company entered into a definitive agreement with Eldorado Resorts to acquire the operations of Mountaineer, Isle Casino Cape Girardeau, located in Cape Girardeau, Missouri, and Lady Luck Caruthersville, located in Caruthersville, Missouri, from Eldorado Resorts for approximately $107.0 million (the “Acquisition”). The transaction, which is expected to close in early 2020, is subject to approval of the Missouri Gaming Commission as well as other customary closing conditions.

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Calgary and St. Albert, Alberta, Canada and in Bath, England; the Century Mile Racetrack and Casino (“CMR”) in Edmonton, Alberta, Canada; and Century Bets! Inc. (“CBS”). CBS and CMR operate the pari-mutuel off-track horse betting networks in southern and northern Alberta, respectively. Through its Austrian subsidiary, Century Resorts Management GmbH (“CRM”), the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the operator of eight casinos throughout Poland; and, a 75% ownership interest in Century Downs Racetrack and Casino in Calgary, Alberta, Canada. The Company operates five ship-based casinos. The Company, through CRM, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina. The Company continues to pursue other international projects in various stages of development.

EXHIBIT 99.1

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

This release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the Acquisition, as well as Century Casinos’ plans, objectives, expectations, intentions, and other statements relating to its business and operations. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the Acquisition and the integration of the businesses and assets acquired; the possibility that the Acquisition does not close when expected or at all because required regulatory or other approvals are not received or other conditions to closing are not satisfied on a  timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the Acquisition; the possibility that the anticipated operating results and other benefits of the Acquisition are not realized when expected or at all; local risks including proximate competition, potential competition, legislative risks, and local relationships; risks associated with increased leverage from the Acquisition; and other risks described in the section entitled “Risk Factors” under Item 1A in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2018 and in subsequent periodic and current SEC filings the Company may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.